UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

[   ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Our Compensation Committee has approved retention awards for certain members of our Executive Committee in order to address concerns about retaining members of our senior management team during a challenging but critical period for the Company.  The individuals were permitted to select the form of the award among a combination of stock options, deferred stock units (DSUs) and cash.  The awards were issued on February 12, 2008 once the selections were processed and reviewed by the Compensation Committee.  The stock options and DSUs are subject to the standard terms and conditions under our 2003 Long-Term Incentive Plan but will vest ratably over two years, and the cash will be paid ratably over two years.  The executives listed below were granted the following retention awards as of February 12, 2008:

Name	Title	Stock Options	DSUs	Cash

Brian Burns	Senior Vice President, Quality	n/a	13,626	$170,900

Fredericus Colen	Executive Vice President, Operations and Technology, CRM	76,705	26,957	n/a

Paul Donovan	Senior Vice President, Corporate Communications	n/a	12,827	$160,400

James Gilbert	Executive Vice President, Strategy and Business Development	153,409	n/a	n/a

William Kucheman	Senior Vice President and Group President, Interventional Cardiology	n/a	7,987	$100,000

William McConnell	Senior Vice President, Sales, Marketing and Administration, CRM	n/a	16,573	$207,500

David McFaul	Senior Vice President, International	136,364	n/a	n/a

Stephen Moreci	Senior Vice President, Group President, Endosurgery	70,750	n/a	n/a

Kenneth Pucel	Executive Vice President, Operations	n/a	16,773	$210,300

Lucia Quinn	Executive Vice President, Human Resources	61,364	21,565	n/a

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: February 15, 2008	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel